Exhibit 99.1

RenaissanceRe Holdings Ltd. Announces Pricing of $300 Million Senior Note Offering by Subsidiary

PEMBROKE, Bermuda, June 26, 2017— RenaissanceRe Holdings Ltd. (NYSE:RNR) (“RenaissanceRe” or the “Company”) announced today that its subsidiary, RenaissanceRe Finance Inc., has agreed to sell in an underwritten public offering $300 million aggregate principal amount of 3.450% Senior Notes due 2027. The notes are guaranteed by RenaissanceRe. The Company expects to close the offering on or about June 29, 2017, subject to the satisfaction of customary closing conditions.

RenaissanceRe intends to use the net proceeds from the offering for general corporate purposes. We expect the senior notes to be rated A3 by Moody’s Investors Service and A by Standard & Poor’s.

Barclays Capital Inc. and Wells Fargo Securities, LLC served as joint book-running managers; Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as joint lead managers; and BMO Capital markets Corp., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC served as senior co-managers for the offering.

The notes are being offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, or solicitation to buy, if at all, will be made solely by means of a prospectus and related prospectus supplement filed with the SEC. You may obtain these documents without charge from the SEC at www.sec.gov. Alternatively, you may request copies of these materials from the joint book-running managers by contacting Barclays Capital Inc. at 1-888-603-5847 or Wells Fargo Securities, LLC at 1-800-645-3751.

RenaissanceRe is a global provider of reinsurance and insurance. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe reinsurance, including certain property catastrophe joint ventures managed by the Company’s ventures unit, and other property reinsurance and insurance and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance and certain specialty joint ventures managed by the Company’s ventures unit. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom and the United States.

Cautionary Statement Regarding Forward Looking Statements.

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; uncertainties related to the vote in the United Kingdom to leave the European Union; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Investor Contact:

RenaissanceRe Holdings Ltd.

Aditya Dutt, 441-239-4778

Senior Vice President, Treasurer

or

Media Contact:

RenaissanceRe Holdings Ltd.

Elizabeth Tillman, 212-238-9224

Director – Communications

or

Kekst and Company

Peter Hill or Dawn Dover, 212-521-4800